Exhibit 99.1

Montage Technology Board of Directors to Evaluate Strategic Alternatives

SHANGHAI, China, March 20, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced that its Board of Directors (the “Board”) intends to evaluate strategic alternatives, including a possible sale of the Company, in order to increase shareholder value. The Board has retained Stifel, Nicolaus & Company, Incorporated (“Stifel”) as its financial advisor, and O’Melveny & Myers LLP as its legal counsel, with respect to its evaluation of strategic alternatives, including without limitation the previously announced unsolicited preliminary non-binding proposal made by Shanghai Pudong Science and Technology Investment Co., Ltd. (“PDSTI”), pursuant to which PDSTI proposed to acquire all of the outstanding ordinary shares of the Company for $21.50 in cash (the “PDSTI Proposal”).

The Board is continuing its review and evaluation of the PDSTI Proposal. No decision has been made with respect to the Company’s response to the PDSTI Proposal. There is no assurance that any definitive agreement will be executed on these or other terms or at all or that this or any other transaction will be approved by the Board or consummated. There is no timetable for the review, and the Board does not intend or undertake any obligation to provide any comment on or updates with respect to the evaluation of strategic alternatives, except if a specific transaction is recommended by the Board, if the process is concluded, or as required under applicable law.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the review and evaluation of the PDSTI Proposal or other strategic alternatives. These forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors including delays in the timing required to review and evaluate the PDSTI Proposal or other strategic alternatives, changes in our results of operations or financial condition, the timing required to complete any required financial information, our ability to obtain any required shareholder or regulatory approval or meet closing conditions to any definitive agreement if an agreement is entered into, changes in circumstances and other potential risks and uncertainties that could cause actual results to differ from the results predicted, as are more fully detailed under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com